GOLUB CAPITAL BDC, INC. INVESTOR PRESENTATION QUARTER ENDED MARCH 31, 2020

Disclaimer Some of the statements in this presentation constitute forward-looking statements, Such forward-looking statements may include statements preceded by, followed by which relate to future events or our future performance or financial condition. The or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” forward-looking statements contained in this presentation involve risks and “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” uncertainties, including statements as to: our future operating results; our business “plan” or similar words. prospects and the prospects of our portfolio companies including our and their We have based the forward-looking statements included in this presentation on ability to achieve our and their respective objectives as a result of the coronavirus information available to us on the date of this presentation. Actual results could ("COVID-19") pandemic ; the effect of investments that we expect to make and the differ materially from those anticipated in our forward-looking statements and competition for those investments; our contractual arrangements and relationships future results could differ materially from historical performance. We undertake no with third parties; actual and potential conflicts of interest with GC Advisors LLC obligation to revise or update any forward-looking statements, whether as a result ("GC Advisors"), our investment adviser, and other affiliates of Golub Capital LLC of new information, future events or otherwise. You are advised to consult any (collectively, "Golub Capital"); the dependence of our future success on the general additional disclosures that we may make directly to you or through reports that we economy and its effect on the industries in which we invest; the ability of our have filed or in the future may file with the Securities and Exchange Commission portfolio companies to achieve their objectives; the use of borrowed money to (“SEC”), including annual reports on Form 10-K, registration statements on Form finance a portion of our investments and the effect of the COVID-19 pandemic on N-2, quarterly reports on Form 10-Q and current reports on Form 8-K. the availability of equity and debt capital and our use of borrowed funds to finance a portion of our investments; the adequacy of our financing sources and working This presentation contains statistics and other data that have been obtained from capital; the timing of cash flows, if any, from the operations of our portfolio or compiled from information made available by third-party service providers. We companies; general economic and political trends and other external factors, have not independently verified such statistics or data. including the COVID-19 pandemic; changes in political, economic or industry In evaluating prior performance information in this presentation, you should conditions, the interest rate environment or conditions affecting the financial and remember that past performance is not a guarantee, prediction, or projection of capital markets that could result in changes to the value of our assets, including future results, and there can be no assurance that we will achieve similar results in changes from the impact of the COVID-19 pandemic; the ability of GC Advisors to the future. locate suitable investments for us and to monitor and administer our investments; the ability of GC Advisors or its affiliates to attract and retain highly talented professionals; the ability of GC Advisors to continue to effectively manage our business due to the disruptions caused by the COVID-19 pandemic; our ability to qualify and maintain our qualification as a regulated investment company and as a business development company; general price and volume fluctuations in the stock market; the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder and any actions toward repeal thereof; and the effect of changes to tax legislation and our tax position. 2

Summary of Financial Results vs. Preliminary Estimates 01

Summary of Financial Results vs. Preliminary Estimates

	Q2 2020 Actual	Q2 2020 Preliminary Estimate Range (Filed April 13, 2020)	
Net Investment Income Per Share			
Net investment income per share	$0.24	$0.22	$0.26
Amortization of purchase premium per share[1]	0.09	0.10	0.08
Adjusted net investment income per share[2] (A)	$0.33	$0.32	$0.34
Net Realized/Unrealized Gain (Loss) Per Share			
Net realized/unrealized gain (loss) per share	($1.95)	($2.12)	($1.91)
Reversal of unrealized loss resulting from purchase price premium amortization per share[1]	(0.09)	(0.10)	(0.08)
Adjusted net realized/unrealized gain (loss) per share[2] (B)	($2.04)	($2.22)	($1.99)
Earnings Per Share			
Earnings (loss) per share	($1.71)	($1.90)	($1.65)
Adjusted earnings (loss) per share[2] (A) + (B)	($1.71)	($1.90)	($1.65)
Net Asset Value Per Share	**$14.62**	**$14.43**	**$14.68**

1. On September 16, 2019, Golub Capital BDC, Inc. ("we", "us", "our", the "Company" or "GBDC") completed the acquisition of Golub Capital Investment Corporation ("GCIC"). Purchase premium refers to the premium paid by GBDC to acquire GCIC in excess of the fair value of the assets acquired.
2. Due to the purchase accounting for the GCIC acquisition, as a supplement to U.S. generally accepted accounting principles ("GAAP") financial measures, the Company is providing additional non-GAAP measures. See the Endnotes at the end of this presentation for further description on the non-GAAP financial measures and the appendix pages at the end of this presentation for an illustration of the purchase accounting results from the GCIC acquisition.

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COVID-19 Impact Update: Economy & Markets 02

The U.S. Economy Hit a COVID-19 Wall in March… Quarterly Change in GDP Unemployment Rate 3.5% 3.5% 3.2% 3.1% 2.9% 14.7% 2.5% 2.3% 2.2% 2.2% 2.1% 2.1% 2.0% 1.9% 2.0% 2.0% 1.1% 4.9% 4.7% 4.1% 4.0% (4.8%) Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 April 2016 2016 2016 2016 2017 2017 2017 2017 2018 2018 2018 2018 2019 2019 2019 2019 2020 2016 2017 2018 2019 2020 2020 Sources: U.S. Bureau of Economic Analysis (U.S. GDP growth is presented in real terms, seasonally adjusted annual rate), U.S. Bureau of Labor Statistics (seasonally adjusted monthly rate). CONFIDENTIAL | FOR DISCUSSION PURPOSES ONLY 6

…And Financial Markets Responded Accordingly Performance of Select Market Indices Q1 2020 Total Return 10.0% 5.0% 0.0% -5.0% -10.0% BSL (13.0%) -15.0% HY Bonds (13.9%) -20.0% Large Cap Stocks (19.6%) -25.0% -30.0% Small Cap Stocks (30.6%) -35.0% Retail Stocks (35.0%) -40.0% Bank Stocks (41.8%) -45.0% -50.0% -55.0% 12/31 1/7 1/14 1/21 1/28 2/4 2/11 2/18 2/25 3/3 3/10 3/17 3/24 3/31 Note: The following indices are used, KBW Bank Index as Bank Stocks, S&P LSTA Leveraged Loan Index as Broadly Syndicated Loans (BSL), Credit Suisse High Yield Index II as High Yield Bonds, S&P Retail Select Industry Index as Retail Stocks, Russell 2000 Index as small cap stocks, S&P 500 as large cap stocks. Source: Bloomberg 7

COVID-19 Impact Update: GBDC 03

GBDC’s Diversified Portfolio Is Focused on Recession-Resistant Industries Expected to be More Insulated from COVID-19 GBDC Industry Subsegments Less Exposed to COVID-19 Key Portfolio Statistics >75% of Portfolio1 $4.2 billion Software & Technology At Fair Value (>45% of Portfolio1) Business Financial Services Services 257 Investments Healthcare2 Food & Beverage <0.4% Average Investment Size Aerospace Manufacturing & Defense 97% Distribution Education First Lien Note: As of March 31, 2020. Golub Capital analysis and industry classifications. 1. At fair value as of March 31, 2020. 2. Excludes Dental Care and Eye Care subsegments listed on page 11. 9

GBDC’s Portfolio Has Minimal Exposure to Many of the Areas Expected to Be Most Significantly Impacted by COVID-19… Industries with Minimal GBDC Exposure Asset Classes with Minimal GBDC Exposure <1% of Portfolio1 <1% of Portfolio1 Airlines & Metals & Mining Aircraft Finance Non-Sponsored Loans Boating & Marine Oil & Gas Last Out Loans Entertainment Project Finance Second Lien Loans Gaming Real Estate Mezzanine Debt Hotels Shipping Note: As of March 31, 2020. Golub Capital analysis and industry classifications. 1. At fair value as of March 31, 2020. 10

…However, GBDC’s Portfolio Is Not Expected to Be Immune from COVID-19 GBDC Industry Subsegments with Most Significant COVID-19 Exposure <20% of Portfolio1 Mitigating Factors Focus on multi-unit quick-serve restaurants and fast Restaurants casual proven brands Dental Care Focus on market-leading regional franchises Eye Care Focus on market-leading regional franchises Fitness Franchises Focus on low-cost, high-value chains Retail Focus on consumer staples and franchisors Note: As of March 31, 2020. Golub Capital analysis and industry classifications. 1. At fair value as of March 31, 2020. 11

COVID-19 Drove a Downward Migration in GBDC’s Risk Ratings Internal Performance Rating Migration % of Portfolio at Fair Value 71.5% 90.8% Increase driven by investments most impacted by COVID-19 26.5% 7.2% +19.3% 2.0% 2.0% December 31, 2019 March 31, 2020 Internal Performance Ratings 4-5 Internal Performance Rating 3 Internal Performance Ratings 1 and 2 (Performing At or Above Expectations) (Performing Below Expectations) (Performing Materially Below Expectations) 12

COVID-19 Also Drove Spread Widening, Which Caused Higher Unrealized Losses in FQ2 2020 Drivers of Net Change in Unrealized Depreciation Per Share Net Change in % of Net Change Weighted Average Price1 Unrealized in Unrealized Category Depreciation on Depreciation on Primary Driver 12/31/19 3/31/20 Investments Held Investments Held as of 3/31/20202 as of 3/31/20202 Internal Performance Ratings 4 and 5 99.9 96.2 ($1.02) 49% Spread widening (Performing At or Above Expectations) Internal Performance Rating 3 Spread widening, 96.0 90.0 ($0.86) 42% (Performing Below Expectations) COVID-19 exposure Pre-existing Internal Performance Ratings 1 and 2 74.3 65.1 ($0.18) 9% credit challenges, (Performing Materially Below Expectations) COVID-19 exposure Total 99.1 94.0 ($2.06) 100% Note: Per share metrics based on weighted average shares outstanding for the quarter ended March 31, 2020. 1. Includes debt investments only. “Total” row reflects weighted average price of total fair value of debt investments. 2. Net Change in Unrealized Depreciation on Investments Held as of 3/31/2020 includes the net change in unrealized depreciation for the three months ended March 31, 2020 attributable to investments held as of March 31, 2020. 13

High Unrealized Losses Drove a Meaningful Decline in NAV Per Share NAV Per Share Bridge Net Realized & Unrealized Loss: ($1.95) $0.24 $0.09 ($0.33) $16.66 ($0.03) Adjusted NII: $0.331 ($2.06) $0.14 ($0.09) $14.62 $14.62 12/31/19 Net Investment Reversal of FQ2 2020 Net Realized Net Change in Other Changes Net Reversal of 3/31/20 NAV Income Amortization Dividend Loss on Exits Unrealized in Net Realized Realized/ NAV of Purchase and Sales of Depreciation on Loss & Unrealized Loss Premium Investments2 Investments Unrealized Resulting from Held as of Depreciation4 the Purchase 3/31/203 Premium 5 Note: Footnotes located in the Endnotes at the end of this presentation. 14

COVID-19 Strategic Response 04

COVID-19 Strategic Response How is GBDC navigating the COVID-19 crisis? Proactively managing its highly diversified, first lien, senior secured investment portfolio Fortifying the balance sheet to support existing investments and create future opportunities 16

Proactive Portfolio Management Golub Capital has taken measures to address the economic and market impact of COVID-19 on GBDC’s portfolio companies Phase 1: Gather Information Phase 2: Develop Strategic Plans Phase 3: Execute Strategic Plans • Open lines of communication with • Work with sponsors to develop • Design and execute game plans for portfolio companies, sponsors and solutions with win-win outcomes for each borrower, working with industry consultants most-impacted borrowers sponsors, management teams and junior lenders • Pivot investment professionals from loan origination to portfolio • Help companies apply for federal management virus-related aid • Credit-enhance portfolio through amendments and incremental • Segment portfolio to identify most- investments as appropriate exposed borrowers • Review potential longer-term • Assess liquidity forecasts for impacts on portfolio companies • In select cases, take over companies facing material revenue companies that sponsors are not losses prepared to support Investment Professionals Private Equity Support Lead Lender Position 130+ 100% 94% Including 6 senior workouts team leaders Proportion of GBDC’s originations in current Average proportion of Golub Capital’s with an average of over 20 years of portfolio backed by private equity sponsors origination volume over the last 5 years experience where it was lead lender 17

The Rights Offering Was Designed to Fortify GBDC’s Balance Sheet Heading into an Uncertain Environment GBDC intends to use the rights offering proceeds to: 1) Repay outstanding indebtedness and otherwise support our financing subsidiaries 2) Make credit-enhancing incremental investments in existing portfolio companies 3) Make select new investments GAAP Leverage Cash & Borrowing Capacity ($ millions) 1.22x $522.5 0.92x $222.5 3/31/20 Actual 3/31/20 Pro Forma 3/31/20 Actual 3/31/20 Pro Forma Post-Rights Offering 1 Post-Rights Offering1 1. Based on expected net proceeds of approximately $300 million from the rights offering described in more detail on page 33. The rights offering is subject to the closing conditions as specified in the amended prospectus supplement dated April 13, 2020. 18

Balance Sheet Flexibility Will Allow GBDC to Capitalize on Attractive Opportunities We believe recent market events will likely lead to a sustained lender-friendly environment – much like we saw after the last recession Global Financial Crisis Today Debt to EBITDA: Institutional Middle Market (“MM”) vs. BSL LBOs Debt to EBITDA: Institutional MM vs. BSL LBOs 7.0x 7.0x Expect: 5.5x 5.5x 5.0x  Higher spreads 4.0x  Lower leverage  Improved covenants  Enhanced downside protection BSL Inst. MM BSL Inst. MM BSL Inst. MM 2007 2009 Q4 2019 Source: Refinitiv. 19

GBDC Is Well-Positioned to Navigate COVID-19 Managed by Golub Capital, a platform with over $30 billion of capital under management 1. and over a 25-year history of successful investing in the middle market Conservative investment strategy focused on first lien, senior secured loans to resilient 2. U.S. middle market companies backed by well-reputed private equity firms 3. Highly diversified, granular portfolio 4. Low-cost, diversified and long-dated financing 5. Ample liquidity and cushion to asset coverage limit 6. Best-in-class fee and expense structure with significant shareholder alignment 7. Compelling long-term credit track record 20

Summary of Financial Results for the Quarter Ended March 31, 2020 05

Summary of Quarterly Results

	Pre-Acquisition		Post-Acquisition[1]		
	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020
Net Investment Income Per Share					
Net investment income per share	$0.33	$0.32	$0.37	$0.24	$0.24
Amortization of purchase premium per share[2]	-	-	0.02	0.09	0.09
Accrual for (reversal of) capital gain incentive fee per share	(0.01)	0.00*	(0.06)	-	-
Adjusted net investment income per share[3] (A)	0.32	0.32	0.33	0.33	0.33
Net Realized/Unrealized Gain (Loss) Per Share					
Net realized/unrealized gain (loss) per share	(0.04)	0.00*	(1.39)	0.11	(1.95)
Unrealized loss resulting from the write down of the purchase premium per share	-	-	1.43	-	-
Net reversal of realized/unrealized loss resulting from the purchase premium per share	-	-	-	(0.09)	(0.09)
Adjusted net realized/unrealized gain (loss) per share[3] (B)	(0.04)	0.00*	0.02	0.02	(2.04)
Earnings (Loss) Per Share					
Earnings (loss) per share	0.29	0.32	(1.02)	0.35	(1.71)
Adjusted earnings (loss) per share[3] (A)+(B)	0.29	0.32	0.35	0.35	(1.71)
Net Asset Value Per Share	15.95	15.95	16.76	16.66	14.62
Distributions paid per share[4]	0.32	0.32	0.32	0.46	0.33

* Represents an amount less than $0.01 per share.
1. On September 16, 2019, GBDC completed the acquisition of GCIC.
2. Purchase premium refers to the premium paid by GBDC to acquire GCIC in excess of the fair value of the assets acquired.
3. Due to the purchase accounting for the GCIC acquisition, as a supplement to GAAP financial measures, the Company is providing additional non-GAAP measures. See the Endnotes at the end of this presentation for further description on the non-GAAP financial measures and the appendix pages at the end of this presentation for an illustration of the purchase accounting results from the GCIC acquisition.
4. Includes a special distribution of $0.13 per share in Q1 2020.

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Portfolio Highlights – New Originations

New Originations Data and Net Funds Growth

- Total investments at fair value decreased by approximately 5.4%, or $238.1 million, during the three months ended March 31, 2020.
- Net Funds Growth of ($238.1) million includes the impact of $30.8 million of net fundings on revolvers during the three months ended March 31, 2020. As of March 31, 2020, we had $17.5 million of undrawn revolver commitments to portfolio companies.

	Pre-Acquisition		Post-Acquisition		
Select Portfolio Funds Roll Data (in millions)	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020
New Investment Commitments	$116.1	$157.1	$130.4	$271.1	$167.0
Exits and Sales of Investments	82.6	179.5	43.7	154.3	290.9
Net Funds Growth[1]	36.5	(32.2)	2,370.1	155.4	(238.1)
Asset Mix of New Investments					
Senior Secured	8%	14%	10%	4%	33%
One Stop	90%	84%	87%	95%	66%
Junior Debt[2]	0%*	1%	0%*	0%*	0%*
Equity and Other Investments	2%	1%	3%	1%	1%
Portfolio Rotation – Debt Investments					
Weighted average rate on new investments[3,4]	8.7%	8.1%	7.4%	7.4%	7.1%
Weighted average spread over LIBOR of new floating rate investments[3]	6.0%	5.7%	5.5%	5.6%	5.2%
Weighted average interest rate on investments that paid-off[5]	8.7%	8.8%	7.8%	7.8%	7.7%
Weighted average fees on new investments[3]	1.2%	1.2%	1.5%	1.4%	1.1%

* Represents an amount less than 1.0%.

1. Net funds growth includes the impact of new investments and exits of investments as noted in the table above, as well as other variables such as net fundings on revolvers, net change in unamortized fees, net change in unrealized appreciation (depreciation), etc. and also includes the assets acquired in the GCIC acquisition in Q4 2019.
2. Junior debt is comprised of subordinated debt and second lien loans.
3. Excludes investments acquired in the GCIC acquisition in Q4 2019.
4. Weighted average interest rate on new investments is based on the contractual interest rate at the time of funding. For variable rate loans that have a London Interbank Offered Rate "LIBOR" or Prime rate option, the contractual rate is calculated using current LIBOR at the time of funding, the spread over LIBOR and the impact of any LIBOR floor. For variable rate loans that only have a Prime rate option, the contractual rate is calculated using current Prime at the time of funding, the spread over Prime and the impact of any Prime floor. For fixed rate loans, the contract rate is the stated fixed rate. Excludes exits on investments on non-accrual status.
5. Excludes exits on investments on non-accrual loans.

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Portfolio Highlights – Portfolio Diversity as of March 31, 2020

	Pre-Acquisition		Post-Acquisition		
Investment Portfolio Statistics	**Q2 2019**	**Q3 2019**	**Q4 2019**	**Q1 2020**	**Q2 2020**
Investments in Portfolio Companies at Fair Value (000s)	$1,883,271	$1,851,079	$4,169,287	$4,329,238	$4,210,215
Investments in Senior Loan Funds[1,2] at Fair Value (000s)	71,742	71,742	123,645	119,078	-
Total Fair Value of Investments (000s)	$1,955,013	$1,922,821	$4,292,932	$4,448,316	$4,210,215
Number of Portfolio Company Investments[3]	211	225	241	250	257
Average Investment Size[3]	0.5%	0.4%	0.4%	0.4%	0.4%
Asset Mix of Investment Portfolio					
Senior Secured	13%	14%	14%	12%	15%
One Stop	80%	79%	81%	83%	82%
Junior Debt[4]	1%	1%	0%*	0%*	1%
Equity	2%	2%	2%	2%	2%
Investments in SLFs	4%	4%	3%	3%	0%

* Represents an amount less than 1.0%.

1. Includes investments in Senior Loan Fund LLC ("GBDC SLF") and GCIC Senior Loan Fund LLC ("GCIC SLF" and together with GBDC SLF, the "SLFs").
2. On January 1, 2020, we purchased the remaining 12.5% of the LLC equity interests in the SLFs from our minority interest partners at a price equal to the net asset value of such interests. As a result, the assets and liabilities of the SLFs were consolidated into GBDC's financial statements as wholly-owned subsidiaries beginning in Q2 2020.
3. As a percentage of investments in portfolio companies at fair value. Excludes investments in the SLFs for periods ending on or before January 1, 2020.
4. Junior debt is comprised of subordinated debt and second lien loans.

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Portfolio Highlights – Portfolio Diversity as of March 31, 2020 Investment Portfolio $4,210mm // 257 Investments – Average Size <0.4% Portfolio Composition by Seniority Diversification by Obligor Top 10 1% 2% Investments 18% 15% First Lien Traditional Senior First Lien 97% One Stop Top 25 First Lien Avg Size Investments Equity 34% <0.4% Junior Debt1 Remaining 232 Investments 82% 66% Portfolio Composition by Interest Rate Type on Loans2 Diversification by Industry3 Diversified/Conglomerate Service 38% Healthcare, Education and Childcare 18% Retail Stores 7% Electronics 6% Beverage, Food and Tobacco 5% Floating, 100% Fixed, 0%* Leisure, Amusement and Entertainment 5% Personal, Food and Miscellaneous Services 4% Diversified/Conglomerate Manufacturing 3% Aerospace and Defense 2% Insurance 2% 4 Other 10% * Represents an amount less than 0.5%. 1. Junior debt is comprised of subordinated debt and second lien loans. 2. The percentage of fixed rate loans and floating rate loans is calculated using total debt investments at fair value and excludes equity investments. 3. Based on Moody’s industry code. 4. Industries with less than 2% exposure. 25

Portfolio Highlights – Economic Analysis

Economic Analysis



10.00%
9.00%
8.00%
7.00%
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
9.1%
9.3%
9.1%
9.2%
9.2%
8.8%
8.4%
8.2%
8.5%
8.8%
8.6%
8.8%
8.6%
8.4%
8.0%
7.8%
5.0%
5.0%
4.8%
5.0%
5.0%
4.8%
4.5%
4.5%
4.1%
4.3%
4.3%
4.2%
4.2%
4.0%
3.9%
3.7%
2.3%
2.4%
2.8%
2.6%
2.3%
2.1%
1.9%
1.5%
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Q4 2019
Q1 2020
Q2 2020
Investment income yield¹
Weighted average cost of debt⁴
Income yield²
3-Month London Interbank Offered Rate ("LIBOR")
Weighted average net investment spread³

1. Investment income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income and amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value. Investment income yield excludes any amortization of purchase price premium as further described in the Endnotes at the end of the presentation.
2. Income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income but excluding amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value. Income yield excludes any amortization of purchase price premium as further described in the Endnotes at the end of the presentation.
3. The weighted average net investment spread is calculated as (a) the investment income yield less (b) the weighted average cost of debt.
4. The weighted average cost of debt is calculated as (a) the actual amount of expenses incurred on debt obligations divided by (b) the daily average of total debt obligations.

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Portfolio Highlights – Credit Quality Credit Quality – Investment Portfolio − Non-accrual investments at March 31, 2020 as a percentage of total investments at cost and fair value were 2.3% and 1.6%, respectively. During the quarter ended March 31, 2020, the number of non-accrual investments increased from seven to ten investments. Pre-Acquisition Post-Acquisition Non-Accrual – Debt Investments Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Non-accrual investments at amortized cost (000s) $8,484 $11,780 $19,273 $68,627 $102,189 Non-accrual investments / total debt investments at amortized cost 0.5% 0.7% 0.5% 1.6% 2.3% Non-accrual investments at fair value (000s) $3,410 $7,094 $13,663 $53,127 $66,188 Non-accrual investments / total debt investments at fair value 0.2% 0.4% 0.3% 1.3% 1.6% Fair value of total debt investments as a percentage of principal (loans) 98.9% 98.7% 98.7% 98.8% 93.0% 27

Portfolio Highlights – Portfolio Ratings

Credit Quality – Investment Portfolio

- Due primarily to the effects of the COVID-19 outbreak, the percentage of risk rated "3" investments increased to 26.5% of the portfolio at fair value as of March 31, 2020.

Internal Performance Ratings

(% of Portfolio at Fair Value)

	At Fiscal Year End					At Quarter End					
Rating	2014	2015	2016	2017	2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020
5	9.7%	8.8%	5.7%	5.5%	6.4%	5.6%	6.0%	3.7%	2.7%	4.0%	2.5%
4	84.9%	84.9%	83.1%	81.8%	81.6%	84.0%	84.1%	86.0%	88.2%	86.8%	69.0%
3	5.1%	5.7%	10.6%	12.6%	11.0%	9.3%	9.0%	9.3%	7.9%	7.2%	26.5%
2	0.3%	0.6%	0.6%	0.0%*	1.0%	1.1%	0.9%	1.0%	1.2%	2.0%	2.0%
1	0.0%*	0.0%*	0.0%*	0.1%	0.0%*	0.0%*	0.0%*	0.0%*	0.0%*	0.0%*	0.0%*
Grand Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.00%	100.0%	100.0%	100.0%	100.0%	100.0%

Internal Performance Rating Definitions

Rating	Definition
5	Borrower is performing above expectations and the trends and risk factors are generally favorable
4	Borrower is generally performing as expected and the risk factors are neutral to favorable
3	Borrower may be out of compliance with debt covenants; however, loan payments are generally not past due
2	Borrower is performing materially below expectations and the loan's risk has increased materially since origination
1	Borrower is performing substantially below expectations and the loan's risk has substantially increased since origination

* Represents an amount less than 0.1%.

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Quarterly Statements of Financial Condition

(Dollar amounts in 000s, except per share data)	Pre-Acquisition		Post-Acquisition		
	March 31, 2019 (unaudited)	June 30, 2019 (unaudited)	September 30, 2019 (audited)	December 31, 2019 (unaudited)	March 31, 2020 (unaudited)
Assets					
Investments, at fair value	$1,955,013	$1,922,821	$4,292,932	$4,448,316	$4,210,215
Cash, cash equivalents and foreign currencies	5,842	8,282	6,517	19,426	24,359
Restricted cash, cash equivalents and foreign currencies	70,308	102,372	77,691	113,797	94,785
Other assets	8,445	8,175	17,723	15,930	17,787
Total Assets	$2,039,608	$2,041,650	$4,394,863	$4,597,469	$4,347,146
Liabilities					
Debt	$1,051,173	$1,047,136	$2,124,392	$2,264,823	$2,362,678
Unamortized debt issuance costs	(4,938)	(4,780)	(4,939)	(5,430)	(6,137)
Other short-term borrowings	-	3,501	-	65,833	-
Interest payable	9,851	9,480	13,380	17,324	13,082
Management and incentive fee payable	15,017	14,563	12,884	20,896	18,500
Other liabilities	2,270	3,530	26,292	4,941	3,035
Total Liabilities	1,073,373	1,073,430	2,172,009	2,368,387	2,391,158
Total Net Assets	966,235	968,220	2,222,854	2,229,082	1,955,988
Total Liabilities and Net Assets	$2,039,608	$2,041,650	$4,394,863	$4,597,469	$4,347,146
Net Asset Value per Share	$15.95	$15.95	$16.76	$16.66	$14.62
GAAP leverage	1.10x	1.09x	0.96x	1.06x	1.22x
Regulatory leverage[1]	0.80x	0.78x	0.83x	0.92x	1.07x
Asset coverage[1,2]	225.0%	227.8%	220.2%	208.7%	193.2%
Number of shares of common stock outstanding	60,587,403	60,715,908	132,658,200	133,805,764	133,807,609

1. On September 13, 2011, the Company received exemptive relief from the SEC to permit the Company to exclude the debt of its small business investment company ("SBIC") subsidiaries from its asset coverage test. As such, asset coverage and regulatory leverage exclude the Small Business Administration ("SBA") debentures of the Company's SBICs.
2. Following stockholder approval of the application of the reduced asset coverage requirements available to business development companies to the Company, the minimum asset coverage ratio applicable to the Company decreased to 150% from 200% effective February 6, 2019.

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Quarterly Operating Results

(Dollar amounts in 000s, except share and per share data)	March 31, 2019 (unaudited)	June 30, 2019 (unaudited)	September 30, 2019 (unaudited)	December 31, 2019 (unaudited)	March 31, 2020 (unaudited)
	For the three months ended				
	Pre-Acquisition		Post Acquisition		
Investment Income					
Interest income	$41,661	$41,522	$48,788	$88,290	$87,421
GCIC acquisition purchase premium amortization	-	-	(1,381)	(11,837)	(12,600)
Dividend and fee income	144	583	1,570	2,154	303
Total Investment Income	41,805	42,105	48,977	78,607	75,124
Expenses					
Interest and other debt financing expenses	10,636	10,849	12,262	22,278	21,550
Base management fee	6,594	6,675	8,164	15,206	14,858
Incentive fee – net investment income	3,735	3,500	4,786	5,904	3,847
Incentive fee – capital gains	(669)	29	(4,462)	-	-
Other operating expenses	1,453	1,646	1,434	2,488	2,923
Total Expenses	21,749	22,699	22,184	45,876	43,178
Net Investment Income	20,056	19,406	26,793	32,731	31,946
Net Gain (Loss) on Investments and Foreign Currency					
Net realized gain (loss) on investments and foreign currency transactions	(1,861)	(700)	97	2,501	(11,670)
Net unrealized appreciation (depreciation) on investments and foreign currency translation	(407)	494	1,793	(61)	(264,150)
Net unrealized appreciation (depreciation) from the GCIC acquisition purchase premium write-down[1]	-	-	(102,689)	11,877	14,910
Net gain (loss) on investments and foreign currency	(2,268)	(206)	(100,799)	14,317	(260,910)
Net Increase (Decrease) in Net Assets Resulting from Operations	$17,788	$19,200	($74,006)	$47,048	($228,964)
Per Share					
Net Investment Income Per Share	$0.33	$0.32	$0.37	$0.24	$0.24
Adjusted Net Investment Income Per Share[2]	$0.32	$0.32	$0.33	$0.33	$0.33
Earnings (Loss) Per Share	$0.29	$0.32	($1.02)	$0.35	($1.71)
Adjusted Earnings (Loss) Per Share[2]	$0.29	$0.32	$0.35	$0.35	($1.71)
Distributions Paid[3]	$0.32	$0.32	$0.32	$0.46	$0.33
Weighted average shares of common stock outstanding	60,429,580	60,591,639	72,426,221	132,683,147	133,806,413

1. Three months ended September 30, 2019 includes $104,070 from the one-time unrealized loss on the purchase premium write-down, partially offset by a $1,381 reversal of the unrealized loss resulting from the amortization of the purchase premium.
2. As a supplement to GAAP financial measures, the Company is providing additional non-GAAP measures. See the Endnotes at the end of this presentation for further details on non-GAAP financial measures.
3. Includes a special distribution of $0.13 per share for the three months ended December 31, 2019.

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Financial Performance Highlights NAV Per Common Share $17.50 $17.21 $17.24 $17.00 $16.43 $16.76 $16.50 $16.33 $16.66 $15.96 $16.00 $15.80 $16.08 $16.10 $15.96 $15.55 $15.80 $15.50 $15.21 $15.55 $15.21 $15.20 $15.00 $14.71 $14.63 $14.56 $14.60 $14.71 $14.50 $14.63 $14.62 $14.56 $14.60 $14.00 IPO Q4 Q4 Q4 Q4 Q4 Q4 Q4 Q4 Q4 Q4 Q1 Q2 (4/15/10) 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2020 Net Asset Value Per Common Share Net Asset Value Per Common Share If No Special Distributions Were Paid* * As a supplement to GAAP financial measures, the Company has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it highlights the changes in NAV per share of common stock for each quarter excluding the impact of special distributions that were paid and shows the pro forma change to the Company’s NAV per share after payment of regular distributions. 31

Financial Performance Highlights (Continued)

Quarterly Return on Equity and Quarterly Distributions (Last 5 Years)



2.3%
2.4%
2.5%
1.8%
2.3%
1.9%
2.2%
2.4%
2.2%
2.3%
2.2%
2.4%
2.3%
1.6%
1.9%
1.9%
2.0%
2.2%
2.1%
(10.5%)
$0.57
$0.40
$0.44
$0.46
$0.32
$0.32
$0.32
$0.32
$0.32
$0.32
$0.32
$0.32
$0.32
$0.32
$0.32
$0.32
$0.32
$0.32
$0.32
$0.32
$0.32
$0.32
$0.33
$0.33
Q3'15 Q4'15 Q1'16 Q2'16 Q3'16 Q4'16 Q1'17 Q2'17 Q3'17 Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 Q3'19 Q4'19 Q1'20 Q2'20
Regular Distribution
Special Distribution
Quarterly Return on Equity*

* The quarterly return on equity is calculated as the annualized return on average equity divided by four. The annualized return on average equity for the periods ended through Q3 2019 are calculated as (a) the net increase in net assets resulting from operations (i.e. net income) for the period presented divided by (b) the daily average of total net assets, then (c) compounded over one year. The annualized return on average equity for quarters Q4 2019 and after is calculated as (a) adjusted net income, as defined in the Endnotes at the end of this presentation, divided by (b) the daily average of total net assets, then (c) compounded over one year. Adjusted net income is a non-GAAP measure and the Company believes this non-GAAP measure is useful as it excludes the non-cash expense/loss from the purchase premium as further described in the Endnotes at the end of this presentation. These returns do not represent an actual return to any investor in the Company.

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Liquidity and Investment Capacity Cash and Cash Equivalents − Unrestricted cash and cash equivalents and foreign currencies totaled $24.4 million as of March 31, 2020. − Restricted cash, cash equivalents and foreign currencies totaled $94.8 million as of March 31, 2020. Restricted cash is held in our securitization vehicles, SBIC subsidiaries and our revolving credit facilities and is reserved for quarterly interest payments and is also available for new investments that qualify for reinvestment by these entities. Debt Facilities - Availability − Revolving Credit Facilities – On March 20, 2020, we amended our revolving credit facility with Morgan Stanley to, among other things, change the date the borrowing capacity reverts from $500.0 million to $200.0 million to June 30, 2020 from March 31, 2020. The other material terms of the credit facility remain unchanged. As of March 31, 2020, subject to leverage and borrowing base restrictions, we had approximately $115.5 million of remaining commitments and $2.3 million of availability, in the aggregate, on our revolving credit facilities with Deutsche Bank, Morgan Stanley and Wells Fargo. In connection with the acquisition of the SLFs equity interests on January 1, 2020, we assumed the liabilities of each of SLF and GCIC SLF, including their respective credit facilities. As of March 31, 2020, we had no remaining commitments or availability on each of the SLF Credit Facility and GCIC SLF Credit Facility. − SBIC Debentures – As of March 31, 2020, through our SBIC licensees, we had $29.0 million of unfunded debenture commitments available to be drawn, subject to customary SBA regulatory requirements. − GC Advisors Revolver – As of March 31, 2020, we had $72.5 million of remaining commitments and availability on our unsecured line of credit with GC Advisors. Common Stock Rights Offering − On April 8, 2020, we issued transferable subscription rights to stockholders of record which allowed holders of the subscription rights to purchase up to an aggregate of 33,451,902 shares of our common stock. Stockholders received one right for each four outstanding shares of common stock owned on the record date of April 8, 2020. The rights entitled the holders to purchase one new share of common stock for every right held. In addition, stockholders who fully exercised their rights were entitled to subscribe, subject to limitations, for additional shares of common stock that remained unsubscribed as a result of any unexercised rights. The rights offering expired on May 6, 2020. The exact number of shares of common stock subscribed for will be determined on or around May 15, 2020 but in no event will the Company issue more than 33,451,902 shares pursuant to the subscriptions as set forth in the prospectus.1 1. The rights offering is subject to the closing conditions as specified in the amended prospectus supplement dated April 13, 2020. 33

Debt Capital Structure*

Key Funding Vehicles

Funding Source	Debt Commitment	Outstanding Par	Undrawn Commitment	Reinvestment Period	Stated Maturity	Interest Rate[1]
Securitizations:						
2014 Debt Securitization	$ 102,447	$ 102,447	$ -	April 28, 2018	April 25, 2026	3 Month LIBOR + 1.08%
2018 Debt Securitization	408,200	408,200	-	January 20, 2023	January 20, 2031	3 Month LIBOR + 1.64%
GCIC 2018 Debt Securitization	541,480	541,480	-	January 20, 2023	January 20, 2031	3 Month LIBOR + 1.51%
Bank Facilities:						
Deutsche Bank Credit Facility	250,000	246,997	3,003	December 31, 2021	December 31, 2024	3 Month LIBOR + 1.90%
Morgan Stanley Credit Facility[2]	500,000	408,452	91,548	February 1, 2021	February 1, 2024	1 Month LIBOR + 2.05%
Wells Fargo Credit Facility	300,000	278,954	21,046	March 20, 2021	March 21, 2024	1 Month LIBOR + 2.00%
SLF Credit Facility	29,543	29,543	-	August 29, 2018	August 30, 2022	1 Month LIBOR + 2.05%
GCIC SLF Credit Facility	31,655	31,655	-	September 27, 2018	September 28, 2022	1 Month LIBOR + 2.05%
GC Advisors Revolver	100,000	27,500	72,500	N/A	June 21, 2022	Applicable Federal Rate
SBA Debentures:						
GC SBIC IV, L.P.	69,700	69,700	-	N/A	10-year maturity after drawn	3.2%
GC SBIC V, L.P.	151,750	151,750	-	N/A	10-year maturity after drawn	3.3%
GC SBIC VI, L.P.	95,000	66,000	29,000	N/A	10-year maturity after drawn	3.0%

Debt Mix by Remaining Legal Tenor – Par Outstanding



<1 year
8%
1–3 years
7%
3–5 years
31%
5+ years
54%

Debt Mix By Vehicle Type – Par Outstanding



SBA Debentures
12%
Securitizations
45%
Bank Facilities
43%

* Information is presented as of March 31, 2020.

1. Interest rate for securitizations represents the weighted average spread over 3 month LIBOR for the various tranches of issued notes, excluding tranches retained by the Company. The weighted average interest rate for the GCIC 2018 Debt Securitization excludes a $38.5 million note that has a fixed interest rate of 4.67%. For bank facilities, the interest rate represents the interest rate as stated in the applicable credit agreement. For SBA debentures, interest rates are fixed at various pooling dates and the interest rate presented represents the weighted average rate on all outstanding debentures for each licensee as of March 31, 2020.
2. The commitment increase in the Morgan Stanley Credit Facility from $200 million to $500 million expires in June 2020. Refer to 'Liquidity and Investment Capacity' on slide 33 for additional details.

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Common Stock and Distribution Information Common Stock Data1 Fiscal Year Ended September 30, 2019 High Low End of Period First Quarter $19.01 $16.38 $16.49 Second Quarter $18.65 $16.62 $17.88 Third Quarter $18.43 $17.34 $17.80 Fourth Quarter $18.97 $17.72 $18.84 Fiscal Year Ending September 30, 2020 High Low End of Period First Quarter $18.56 $17.70 $18.45 Second Quarter $18.14 $9.55 $12.56 Distribution Data Date Declared Record Date Payment Date Amount Per Share Frequency Total Amount (in 000s) August 7, 2018 September 7, 2018 September 28, 2018 $0.32 Quarterly $19,201 November 27, 2018 December 12, 2018 December 28, 2018 $0.32 Quarterly $19,253 November 27, 2018 December 12, 2018 December 28, 2018 $0.12 Special $7,220 February 5, 2019 March 7, 2019 March 28, 2019 $0.32 Quarterly $19,335 May 7, 2019 June 7, 2019 June 28, 2019 $0.32 Quarterly $19,388 August 6, 2019 August 19, 2019 September 27, 2019 $0.32 Quarterly $19,429 November 22, 2019 December 12, 2019 December 30, 2019 $0.33 Quarterly $43,777 November 22, 2019 December 12, 2019 December 30, 2019 $0.13 Special $17,246 February 4, 2020 March 6, 2020 March 27, 2020 $0.33 Quarterly $44,156 April 9, 2020 June 9, 2020 June 29, 2020 $0.29 Quarterly $38,8042 1. Based on closing stock price on the Nasdaq Global Market Select 2. Estimated based on 133,807,609 of shares outstanding as of March 31, 2020. 35

Appendix: Endnotes and Illustration of the Purchase Accounting for the GCIC Acquisition A

Endnotes – Non-GAAP Financial Measures 1. On September 16, 2019, the Company completed its acquisition of GCIC. The merger was accounted for under the asset acquisition method of accounting in accordance with Accounting Standards Codification 805-50, Business Combinations — Related Issues. Under asset acquisition accounting, where the consideration paid to GCIC’s stockholders exceeded the relative fair values of the assets acquired, the premium paid by GBDC was allocated to the cost of the GCIC assets acquired by GBDC pro-rata based on their relative fair value. Immediately following the acquisition of GCIC, GBDC recorded its assets at their respective fair values and, as a result, the purchase premium allocated to the cost basis of the GCIC assets acquired was immediately recognized as unrealized depreciation on the Company's Consolidated Statement of Operations. The purchase premium allocated to investments in loan securities will amortize over the life of the loans through interest income with a corresponding reversal of the unrealized depreciation on the GCIC loans acquired through their ultimate disposition. The purchase premium allocated to investments in equity securities will not amortize over the life of the equity securities through interest income and, assuming no subsequent change to the fair value of the GCIC equity securities acquired and disposition of such equity securities at fair value, the Company will recognize a realized loss with a corresponding reversal of the unrealized depreciation upon disposition of the GCIC equity securities acquired. As a supplement to U.S. generally accepted accounting principles (“GAAP”) financial measures, the Company has provided the following non-GAAP financial measures: . “Adjusted net investment income” and “adjusted net investment income per share” - excludes the amortization of the purchase premium and the accrual for the capital gain incentive fee required under GAAP (including the portion of such accrual that is not payable under GBDC’s investment advisory agreement) from net investment income calculated in accordance with GAAP. . “Adjusted net realized and unrealized gain/(loss)” and “adjusted net realized and unrealized gain/(loss) per share” - excludes the unrealized loss resulting from the purchase premium write-down and the corresponding reversal of the unrealized loss resulting from the amortization of the premium on loans or from the sale of equity investments from the determination of realized and unrealized gain/(loss) in accordance with GAAP. . “Adjusted net income” and “adjusted earnings per share” – calculates net income and earnings per share based on Adjusted Net Investment Income and Adjusted Net Realized and Unrealized Gain/(Loss). The Company believes that excluding the financial impact of the purchase premium in the above non-GAAP financial measures is useful for investors as this is a non-cash expense/loss and is one method the Company uses to measure its financial condition and results of operations. In addition, the Company believes excluding the accrual of the capital gain incentive fee in the above non-GAAP financial measures is useful as a portion of such accrual is not contractually payable under the terms of either the Company’s current investment advisory agreement with GC Advisors, which was effective September 16, 2019, or its prior investment advisory agreement with GC Advisors, (each an, “Investment Advisory Agreement”). In accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under either Investment Advisory Agreement. As of each of December 31, 2019 and September 30, 2019, the cumulative capital gain incentive fee accrued by the Company in accordance with GAAP is $0, and none was payable as a capital gain incentive fee pursuant to the current Investment Advisory Agreement as of December 31, 2019. Any payment due under the terms of the current Investment Advisory Agreement is based on the calculation at the end of each calendar year or upon termination of the Investment Advisory Agreement. The Company paid capital gain incentive fees in the amounts of $1.2 million and $1.6 million calculated in accordance with its prior Investment Advisory Agreement as of December 31, 2017 and 2018 , respectively. The Company did not pay any capital gain incentive fee under the Investment Advisory Agreement for any period ended prior to December 31, 2017. Although these non-GAAP financial measures are intended to enhance investors’ understanding of the Company’s business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. Refer to slide ‘Summary of Quarterly Results’ for a reconciliation to the nearest GAAP measures. 37

Endnotes – NAV Per Share Bridge 1. Due to the purchase accounting for the GCIC acquisition, as a supplement to GAAP financial measures, the Company is providing additional non-GAAP measures. See the Endnotes at the end of this presentation for further description on the non-GAAP financial measures and the appendix pages at the end of this presentation for an illustration of the purchase accounting results from the GCIC acquisition. 2. Amount includes (1) the net realized loss on the sale, exit or restructure of investments, excluding the net realized loss on our investments in SLF and GCIC SLF LLC equity interests, less (2) the change in unrealized depreciation during the three months ended March 31, 2020 associated with the investments that were sold, exited or restructured. 3. Amount includes the net change in unrealized depreciation for the three months ended March 31, 2020 reported within the net change in unrealized appreciation (depreciation) on investments included in the consolidated statements of operations attributable to investments held as of March 31, 2020. The change in unrealized depreciation during the three months ended March 31, 2020 associated with our investments in SLF and GCIC SLF LLC equity interests and with the investments that were sold or restructured are excluded. 4. Other Changes in Net Realized Loss & Unrealized Depreciation includes (1) the realized loss and the change in unrealized depreciation during the three months ended March 31, 2020 on our investments in SLF and GCIC SLF LLC equity interests and (2) the change in unrealized appreciation (depreciation) associated with foreign currency transactions, forward currency contracts and the translation of assets and liabilities in foreign currencies. 5. Purchase premium refers to the premium paid by GBDC to acquire GCIC in excess of the fair value of the assets acquired. 38

Accounting Treatment of the Purchase Premium Recognize One- Acquisition of Determine GBDC’s Time Write-Down GCIC Assets at a Cost Basis in of Purchase Premium Acquired Assets Premium Write Down to Fair Value One-Time Purchase Unrealized Loss Premium on Purchase Premium GBDC Cost Basis = Purchase Premium Fair Value of Fair Value of + Former GCIC Former GCIC Assets Fair Value of Assets Former GCIC Assets 39

Illustrative Income Statement Impact and Supplemental Non- GAAP Financial Measures As a supplement to U.S. generally accepted accounting principles (“GAAP”) financial measures, the Company is providing the following non- GAAP financial measures: A B Expected to be equal and offsetting amounts A Purchase Premium Amortization B Reversal of Purchase Premium Write Down Net Adjusted Net Net Realized/ Adjusted Net GAAP Adjusted Investment Investment Unrealized Gain Realized/Unrealized Net Net Income Income (Loss) Gain (Loss) Income Income Adjusted Net Investment Income Adjusted Net Realized and Unrealized Gain/(Loss) Adjusted Net Income Will exclude the amortization of the purchase Will exclude the unrealized loss resulting from the Will calculate net income and earnings per premium and the accrual for the capital gain purchase premium write-down and the share based on Adjusted Net Investment incentive fee required under GAAP (including corresponding reversal of the unrealized loss from Income and Adjusted Net Realized and the portion of such accrual that is not payable the amortization of the premium from the Unrealized Gain/(Loss). under GBDC’s investment advisory agreement) determination of realized and unrealized from net investment income calculated in gain/(loss) in accordance with GAAP. accordance with GAAP. After the one-time unrealized loss on the purchase premium write-down, Adjusted Net Income is expected to equal GAAP Net Income as purchase premium amortization is anticipated to offset a corresponding reversal of the unrealized loss on the GCIC loans acquired Note: The Company believes that excluding the financial impact of the purchase premium write down in the above non-GAAP financial measures is useful for investors as it is a non-cash expense/loss resulting from the merger with GCIC and is one method the Company uses to measure its financial condition and results of operations. In addition, the Company believes 40 excluding the accrual of the capital gain incentive fee in the above non-GAAP financial measures is useful as it includes the portion of such accrual that is not contractually payable under the terms of the Company’s investment advisory agreement with GC Advisors. Refer to slide ‘Summary of Quarterly Results’ for a reconciliation to the nearest GAAP measure. See Endnotes at the end of this presentation.